Contacts:	Rob Capps, Co-CEO MIND Technology, Inc. 281-353-4475
Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600

MIND TECHNOLOGY, INC. REPORTS
FISCAL 2021 SECOND QUARTER RESULTS

THE WOODLANDS, TX – September 14, 2020 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or “the Company”) today announced financial results for its fiscal 2021 second quarter ending July 31, 2020.
Revenues from continuing operations for the second quarter of fiscal 2021 were $5.1 million compared to $3.2 million in the first quarter of fiscal 2021 and $6.8 million in the second quarter of fiscal 2020. The year-over-year decline was primarily attributable to the impact of COVID restrictions, which caused shipment delays from the Company’s Seamap business and a temporary shutdown of production facilities.
During the second quarter of fiscal 2021, as part of the Company’s rebranding process and strategic changes, management and the board of directors determined to exit the land seismic leasing business within twelve months of July 31, 2020. Accordingly, the Equipment Leasing segment has been treated as discontinued operations and the associated results are excluded from the Company’s results from continuing operations for all periods presented. Assets and liabilities associated with the Equipment Leasing segment have been reclassified as “held for sale” in the accompanying consolidated condensed balance sheet.
The loss from continuing operations for the second quarter of fiscal 2021 was approximately $1.9 million, compared to $1.5 million in the second quarter of fiscal 2020. The Company reported a net loss per share from continuing operations of $(0.20) in the second quarter of fiscal 2021 compared to $(0.16) in the second quarter of fiscal 2020.
Adjusted EBITDA from continuing operations for the second quarter of fiscal 2021 was a loss of $1.5 million compared to a loss of $694,000 in the second quarter of fiscal 2020. Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net loss from continuing operations and cash provided by operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles. Backlog as of July 31, 2020 was approximately $7.6 million compared to $10.2 million at April 30, 2020 and $8.9 million at January 31, 2020.

In the second quarter of fiscal 2021, the loss from discontinued operations was approximately $4.7 million, which included the effect of estimated disposal costs of $600,000 and the recognition of a charge for cumulative currency translations adjustments related to those operations of $2.7 million. In the second quarter of fiscal 2020, the loss from discontinued operations was $1.6 million.
Rob Capps, MIND’s Co-Chief Executive Officer, stated, “The prolonged disruptions and the decline in international activity caused by the COVID-19 pandemic continued to have a negative impact on our operations and near-term order flow. As an example, we completed a $1.8 million order at Seamap in the second quarter of this year; however, the customer was unable to arrange shipment and take delivery because of COVID-related transportation issues. We expect the shipment to be completed during the third quarter of fiscal 2021. Bid and inquiry activity remains solid, but it appears that customers are delaying making firm commitments. Travel restrictions have exacerbated these issues globally. We believe these factors have affected our recent results and backlog.
“However, we are optimistic about the future. Our MA-X and Micro MA-X technologies continue to attract interest. In addition, despite delays due to travel restrictions, we have recently completed successful demonstrations and tests of these technologies to various organizations within the U.S. Navy, which we believe can lead to significant program opportunities. We remain the dominant supplier of source controller technology to the seismic exploration market and are seeing renewed customer interest in upgrading capabilities, some of which are unique to our products. As announced a few weeks ago, we have entered into an agreement with a major European defense contractor to jointly upgrade existing technology to create the next generation of synthetic aperture sonar systems for commercial and military markets. These and other developments and initiatives fuel our optimism for MIND’s future.
“All of our facilities are currently operating, albeit with certain COVID-19 related constraints and various regional restrictions. We also continue to focus on our cost structure to ensure we have the appropriate resources to execute our plans,” continued Capps. “At our Annual Meeting of Shareholders held on July 27, 2020, we received shareholder approval for the reincorporation and rebranding of our Company, including a name change to MIND Technology, Inc., a change in our domicile from Texas to Delaware and an expansion of our authorized capital. We think these were important steps in positioning the Company for future growth.”
Capps concluded, “We remain focused on our strategic vision of becoming a leading provider of innovative marine technology and products, and we are excited about the numerous new business and technology initiatives that we believe will create value additions and higher returns on investment. We plan to continue to grow our portfolio of technology and product offerings, whether through internal development, acquisition or alliances, while also expanding the markets for our existing line of products.”

CONFERENCE CALL
Management has scheduled a conference call for Tuesday, September 15th at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss fiscal 2021 second quarter results. To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the MIND Technology website,
http://mind-technology.com, by logging onto the site and clicking “Investor Relations.” A telephonic replay of the conference call will be available through September 22, 2020 and may be accessed by calling (201) 612-7415 and using passcode 13708722#. A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Dennard Lascar Investor Relations by email MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology and solutions for exploration, survey and defense applications in oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND Technology has a global presence with key operating locations in the United States, Singapore, Malaysia and the United Kingdom. Its Klein and Seamap units design, manufacture and sell specialized, high performance sonar and seismic equipment. For more information, visit http://mind-technology.com.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter ended July 31, 2020 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 outbreak.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Tables to Follow

MIND TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	July 31, 2020	January 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$2,638	$3,090
Restricted cash	—	144
Accounts receivable, net of allowance for doubtful accounts of $1,044 and $2,378 at July 31, 2020 and January 31, 2020, respectively	4,439	6,623
Inventories, net	13,309	12,656
Prepaid expenses and other current assets	1,646	1,987
Assets held for sale	6,650	14,913
Total current assets	28,682	39,413
Seismic equipment lease pool and property and equipment, net	5,157	5,419
Operating lease right-of-use assets	1,636	2,300
Intangible assets, net	7,241	8,136
Goodwill	—	2,531
Other assets	776	$429
Total assets	$43,492	$58,228
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$988	$1,767
Deferred revenue	370	731
Accrued expenses and other current liabilities	2,226	1,565
Income taxes payable	618	316
Operating lease liabilities - current	613	1,339
Liabilities held for sale	1,305	2,730
Total current liabilities	6,120	8,448
Operating lease liabilities - non-current	1,023	961
Long-Term debt	1,607
Other non-current liabilities	854	967
Deferred tax liability	200	200
Total liabilities	9,804	10,576
Shareholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; 994 and 994 shares issued and outstanding at July 31, 2020 and January 31, 2020, respectively	22,104	22,104
Common stock, $0.01 par value; 40,000 shares authorized; 14,097 and 14,097 shares issued at July 31, 2020, and January 31, 2020, respectively	141	141
Additional paid-in capital	124,413	123,964
Treasury stock, at cost (1,929 shares at July 31, 2020 and January 31, 2020)	(16,860)	(16,860)
Accumulated deficit	(91,674)	(77,310)
Accumulated other comprehensive loss	(4,436)	(4,387)
Total shareholders’ equity	33,688	47,652
Total liabilities and shareholders’ equity	$43,492	$58,228

MIND TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2020	2019	2020	2019
Revenues:
Sale of marine technology products	$5,086	$6,820	$8,273	$12,864
Total revenues	5,086	6,820	8,273	12,864
Cost of sales:
Sale of marine technology products	3,069	4,013	5,772	7,618
Total cost of sales	3,069	4,013	5,772	7,618
Gross profit	2,017	2,807	2,501	5,246
Operating expenses:
Selling, general and administrative	2,988	3,380	5,942	7,137
Research and development	755	498	1,165	813
Impairment of intangible assets	—	—	2,531	—
Depreciation and amortization	700	605	1,430	1,206
Total operating expenses	4,443	4,483	11,068	9,156
Operating loss	(2,426)	(1,676)	(8,567)	(3,910)
Other income (expense):
Other, net	—	136	56	176
Total other income	—	136	56	176
Loss before income taxes	(2,426)	(1,540)	(8,511)	(3,734)
Benefit for income taxes	530	46	188	44
Loss from continuing operations	$(1,896)	$(1,494)	$(8,323)	$(3,690)
Loss from discontinued operations, net of income taxes	$(4,708)	$(1,643)	$(4,923)	$(1,861)
Net loss	$(6,604)	$(3,137)	$(13,246)	$(5,551)
Preferred stock dividends	(559)	(499)	(1,118)	(970)
Net loss attributable to common shareholders	$(7,163)	$(3,636)	$(14,364)	$(6,521)
Net loss per common share: - Basic
Continuing Operations	$(0.20)	$(0.16)	$(0.78)	$(0.39)
Discontinued Operations	$(0.39)	$(0.14)	$(0.40)	$(0.15)
Net loss	$(0.59)	$(0.30)	$(1.18)	$(0.54)
Net loss per common share: - Diluted
Continuing Operations	$(0.20)	$(0.16)	$(0.78)	$(0.39)
Discontinued Operations	$(0.39)	$(0.14)	$(0.40)	$(0.15)
Net loss	$(0.59)	$(0.30)	$(1.18)	$(0.54)
Shares used in computing loss per common share:
Basic	12,182	12,128	12,177	12,124
Diluted	12,182	12,128	12,177	12,124

MIND TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Six Months Ended July 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(13,246)	$(5,551)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,210	3,960
Stock-based compensation	449	341
Impairment of intangible assets	2,531	—
Loss on disposal of discontinued operations	1,859	—
Provision for doubtful accounts, net of charge offs	470	—
Provision for inventory obsolescence	234	—
Gross profit from sale of lease pool equipment	(1,326)	(780)
Deferred tax expense	263	135
Changes in:
Accounts receivable	4,404	100
Unbilled revenue	(9)	3
Inventories	(675)	(2,372)
Prepaid expenses and other current and long-term assets	766	(11)
Income taxes receivable and payable	—	(47)
Accounts payable, accrued expenses and other current liabilities	(1,583)	632
Deferred revenue	87	(50)
Foreign exchange losses net of gains	—	137
Net cash used in operating activities	(2,566)	(3,503)
Cash flows from investing activities:
Purchases of seismic equipment held for lease	(110)	(230)
Purchases of property and equipment	(302)	(573)
Sales of used lease pool equipment	2,010	1,186
Sale of business, net of cash sold	—	239
Net cash provided by investing activities	1,598	622
Cash flows from financing activities:
Proceeds from exercise of stock options	—	26
Net proceeds from preferred stock offering	—	1,980
Preferred stock dividends	(1,118)	(970)
Proceed from PPP loans	1,607	—
Net cash provided by financing activities	489	1,036
Effect of changes in foreign exchange rates on cash, cash equivalents and restricted cash	(117)	(65)
Net decrease in cash, cash equivalents and restricted cash	(596)	(1,910)
Cash, cash equivalents and restricted cash, beginning of period	3,234	9,549
Cash, cash equivalents and restricted cash, end of period	$2,638	$7,639

MIND TECHNOLOGY, INC.
Reconciliation of Net Loss From Continuing Operations and Net Cash Provided by Operating Activities to EBITDA and
Adjusted EBITDA From Continuing Operations
(in thousands)
(unaudited)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2020	2019	2020	2019
Reconciliation of Net loss from continuing operations to EBITDA and Adjusted EBITDA
Net loss from continuing operations	$(1,896)	$(1,493)	$(8,323)	$(3,689)
Depreciation and amortization	714	639	1,479	1,275
Provision (benefit) for income taxes	(530)	(46)	(188)	(44)
EBITDA from continuing operations (1)	(1,712)	(900)	(7,032)	(2,458)
Non-cash foreign exchange losses	33	37	44	68
Stock-based compensation	219	169	449	341
Impairment of intangible assets	—	—	2,531	—
Adjusted EBITDA from continuing operations (1)	$(1,460)	$(694)	$(4,008)	$(2,049)
Reconciliation of Net Cash Provided by Operating Activities to EBITDA
Net cash provided by (used in) operating activities	$(3,495)	$(1,652)	$(2,566)	$(3,503)
Stock-based compensation	(219)	(169)	(449)	(341)
Provision for inventory obsolescence	(23)	—	(45)	—
Changes in accounts receivable (current and long-term)	(46)	(168)	(3,181)	(1,480)
Interest paid	12	13	23	27
Taxes paid, net of refunds	97	85	246	182
Changes in inventory	143	1,883	699	2,668
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	1,100	(1,129)	756	(884)
Impairment of intangible assets	—	—	(2,531)	—
Changes in prepaid expenses and other current and long-term assets	(310)	(504)	(469)	95
Foreign exchange (losses) gains, net	—	(5)	—	11
Reserve against non-current prepaid income taxes	—	(137)	—	(137)
Other	1,029	883	485	904
EBITDA from continuing operations (1)	$(1,712)	$(900)	$(7,032)	$(2,458)

1.EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, non-cash costs of lease pool equipment sales, impairment of intangible assets, stock-based compensation and other non-cash tax related items. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with GAAP. Rather, we have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures and finance working capital requirements and. We believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.